UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
May 14, 2018 (May 11, 2018)

Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 400 Dallas, TX 75225 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (214) 981-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 14, 2018, Camilla Harris was appointed Vice President, Controller and Principal Accounting Officer of Sunoco GP LLC (the “Company”), the general partner of Sunoco LP (the “Partnership”). Ms. Harris replaces Leta G. McKinley, who held the same position with the Company through May 11, 2018. Ms. McKinley’s termination of employment was not due to any disagreement with the Company or the Partnership relating to the operations, accounting practices, financial reporting, or policies of the Partnership.

Ms. Harris, 44, was previously the Assistant Controller of Energy Transfer Partners, L.P. (“ETP”), an affiliate of the Company, having served in that position since September 2016. Prior to joining ETP, Ms. Harris served as the Senior Director - Technical Accounting & Strategic Transactions at Match.com from June 2014 to September 2016. Prior to June 2014, Ms. Harris served in various capacities at PricewaterhouseCoopers for approximately thirteen years, most recently as Director - Transaction Services from June 2012 to May 2014. Ms. Harris holds a CPA license and received masters’ degrees in Business Administration and Accounting and an undergraduate degree in Interdisciplinary Studies, all from The University of Texas at Dallas.

Ms. Harris will receive salary and benefits, and will participate in the Partnership’s Long-Term Incentive Plan in accordance with Partnership practice, at levels commensurate with her employment position.  In addition, Ms. Harris will be eligible to participate in other benefit programs available to employees generally, including life, disability, medical, vision, and dental insurance and vacation benefits.

There are no arrangements or understandings between Ms. Harris and any other person(s) pursuant to which Ms. Harris was appointed as Vice President, Controller and Principal Accounting Officer. There are no existing relationships between Ms. Harris, the Company, the Partnership, ETP or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
	By:	Sunoco GP LLC, its general partner
Date: May 14, 2018	By:	/s/ Thomas R. Miller
Thomas R. Miller
Chief Financial Officer